UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

FRAZIER LIFESCIENCES ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39765	98-1562203
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Union Square 601 Union St., Suite 3200 Seattle, WA 98101	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 621-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	FLACU	NASDAQ Capital Market LLC
Class A Ordinary Shares included as part of the units	FLAC	NASDAQ Capital Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	FLACW	NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On November 22, 2022 (the “Closing Date”), Frazier Lifesciences Acquisition Corporation, a Cayman Islands exempted company (“FLAC”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement (the “Business Combination Agreement”), dated July 25, 2022, by and among FLAC, NewAmsterdam Pharma Company B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Holdco”), NewAmsterdam Pharma Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“NewAmsterdam Pharma”) and NewAmsterdam Pharma Investment Corporation, a Cayman Islands exempted company (“Merger Sub”). In connection with the Business Combination, Holdco was converted into a Dutch public limited liability company (naamloze vennootschap), thereby changing its name to NewAmsterdam Pharma Company N.V.

Beginning on November 21, 2022 (the day immediately prior to the Closing Date) and finishing on November 23, 2022 (the day immediately after the Closing Date), the following transactions occurred pursuant to the terms of the Business Combination Agreement:

(i)

The shareholders of NewAmsterdam Pharma contributed all outstanding shares in the capital of NewAmsterdam Pharma to Holdco in exchange for the issuance of ordinary shares, nominal value EUR 0.12, in the share capital of Holdco (“Holdco Shares”) (the “Exchange”);

(ii)

Immediately after giving effect to the Exchange, the legal form of Holdco was converted from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public limited liability company (naamloze vennootschap);

(iii)	After giving effect to the Exchange, Merger Sub merged with and into FLAC (the “Merger”), with FLAC surviving the merger as a wholly owned subsidiary of Holdco (the “Surviving Company”);

(iv)

In connection with the Merger, each issued and outstanding ordinary share of FLAC (each, a “FLAC Share”) was canceled and extinguished in exchange for a claim for a Holdco Share, and such claim was then contributed into Holdco against the issuance of a corresponding Holdco Share;

(v)

Immediately following the Merger, each outstanding warrant to purchase a Class A ordinary share, par value $0.0001 per share, of FLAC (the “FLAC Warrants”) became a warrant to purchase one Holdco Share, on the same contractual terms (the “Holdco Warrants”);

(vi)

Each NewAmsterdam Pharma option that was outstanding and unexercised (“NewAmsterdam Pharma Options”) remained outstanding, and to the extent unvested, such option will continue to vest in accordance with its applicable terms, and at the time of the Exchange, such NewAmsterdam Pharma Options became options to purchase, and will when exercised be settled in, Holdco Shares; and

(viii)

On the day following the Closing Date, the Surviving Company changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and domesticated as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).

Also on November 22, 2022, certain investors (the “PIPE Investors”) consummated the subscription of 23,460,000 Holdco Shares at $10.00 per share for an aggregate subscription price of $234.6 million, pursuant to certain subscription agreements previously entered into among the PIPE Investors, Holdco and FLAC (the “PIPE Investment”).

Holders of 4,565,862 FLAC Class A Ordinary Shares exercised their right to redeem their shares for cash in connection with the Business Combination, at a redemption price of approximately $10.09 per share, for an aggregate redemption amount of $46.1 million.

The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in the Introductory Note above is incorporated into this Item 1.01 by reference.

Warrant Assumption Agreement

Immediately prior to the consummation of the Business Combination, FLAC, Holdco, and Continental Stock Transfer & Trust Company (“Continental”) entered into a warrant assignment, assumption and amendment agreement (the “Warrant Assumption Agreement”), pursuant to which FLAC assigned to Holdco all of its rights, title, interests, liabilities and obligations in and under the Warrant Agreement, dated December 8, 2020, by and between FLAC and Continental (the “Warrant Agreement”), and the terms and conditions of such Warrant Agreement were amended and restated to, among other things, reflect the assumption of the FLAC Warrants by Holdco as described above.

The foregoing description of the Warrant Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Assumption Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in the Introductory Note above is incorporated into this Item 1.02 by reference.

On the Closing Date, in connection with the consummation of the Business Combination, the following material agreements of FLAC terminated in accordance with their terms: (i) that certain Investment Management Trust Agreement, dated as of December 8, 2020, by and between FLAC and Continental, pursuant to which Continental invested the proceeds of FLAC’s initial public offering in a trust account; and (ii) that certain Administrative Services Agreement, dated as of December 8, 2020, between FLAC and Frazier Lifesciences Sponsor LLC (the “Sponsor”), pursuant to which the Sponsor provided FLAC with office space, secretarial and administrative services for $10,000 per month. In addition, on the Closing Date, as a result of the entry into the Investor Rights Agreement, that certain Registration Rights Agreement, dated December 8, 2020, by and among FLAC, the Sponsor and the former holders of the Class B ordinary shares, par value $0.0001 per share, of FLAC was terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in the Introductory Note above is incorporated into this Item 2.01 by reference.

As previously announced, on November 15, 2022, the Business Combination was approved by the shareholders of FLAC at an extraordinary general meeting of shareholders (the “General Meeting”). The Merger was completed on November 22, 2022 and the Business Combination was completed on November 23, 2022 upon effectiveness of the Domestication.

On November 23, 2022, Holdco Shares and certain Holdco Warrants commenced trading on The Nasdaq Stock Market LLC (the “Nasdaq”) under the symbols “NAMS” and “NAMSW,” respectively.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note above is incorporated into this Item 3.01 by reference.

In connection with the consummation of the Business Combination, on the Closing Date, FLAC notified Nasdaq that the Business Combination had been consummated and that the outstanding FLAC Shares and FLAC Warrants had been exchanged for Holdco Shares and Holdco Warrants, respectively. On November 22, 2022, a Form 25 was filed to delist FLAC Shares, FLAC Warrants and FLAC’s units from the Nasdaq, thereby commencing the process of delisting FLAC Shares, FLAC Warrants and FLAC’s units from Nasdaq and deregistering the securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in the Introductory Note, Item 2.01 and Item 3.01 above and Item 5.01 below is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant

The information set forth in the Introductory Note and Item 2.01 above is incorporated into this Item 5.01 by reference. As a result of the consummation of the Business Combination, a change in control of FLAC occurred. Following the consummation of the Business Combination, FLAC became a direct, wholly owned subsidiary of Holdco. Pursuant to the terms of the Business Combination Agreement, FLAC appointed two directors to the board of directors of Holdco.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in the Introductory Note above is incorporated into this Item 5.02 by reference.

Pursuant to the Business Combination Agreement, each of FLAC’s officers and directors forthwith resigned and ceased to serve as an officer or director of FLAC with effect as of immediately before the effective time of the Merger. These resignations were not a result of any disagreement between FLAC and its officers and directors on any matter relating to FLAC’s operations, policies or practices.

Immediately following the Merger, in accordance with the terms of the Business Combination Agreement, LouFré Management B.V., the director of Merger Sub immediately prior to the Merger, was appointed as the sole director of the Surviving Company. Immediately following the Domestication, LouFré Management B.V. was replaced as the director of the Surviving Company, with Michael Davidson, Douglas Kling and Louise Kooij being appointed as the directors thereof.

In addition, immediately following the Domestication, the board of directors of the Surviving Company appointed the following individuals as officers of the Surviving Company: Michael Davidson was appointed President, Douglas Kling was appointed Vice President, Louise Kooij was appointed Treasurer, and Jim Jacobson was appointed Secretary, in each case with effect as of the effective time of the Domestication.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Upon the effectiveness of the Merger, the amended and restated memorandum and articles of association of FLAC were amended in their entirety to read the same as the amended and restated memorandum and articles of association of Merger Sub as in effect immediately prior to the Effective Time, except that the name of Surviving Company remained “Frazier Lifesciences Acquisition Corporation.” The amended and restated memorandum and articles of association of FLAC are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Upon the effectiveness of the Domestication, the Surviving Company adopted a new certificate of incorporation and bylaws, in replacement of the amended and restated memorandum and articles of association discussed in the paragraph immediately above. The certificate of incorporation and bylaws of the Surviving Corporation are respectively attached as Exhibits 3.2 and 3.3 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 23, 2022, Holdco issued a press release announcing the completion of the Business Combination. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are furnished as part of this report:

(d) Exhibits

Exhibit No.	Description

2.1†	Business Combination Agreement, dated as of July 25, 2022 by and among Frazier Lifesciences Acquisition Corporation, NewAmsterdam Pharma Company B.V., NewAmsterdam Pharma Investment Corporation and NewAmsterdam Pharma Holding B.V. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K/A, filed with the SEC on July 25, 2022).

3.1	Amended and Restated Memorandum and Articles of Association of the Surviving Company.

3.2	Certificate of Incorporation of Frazier Lifesciences Acquisition Corporation.

3.3	Bylaws of Frazier Lifesciences Acquisition Corporation.

10.1	Warrant Assignment, Assumption and Amendment Agreement, between Continental Stock Transfer & Trust Company, NewAmsterdam Pharma Company B.V. and Frazier Lifesciences Acquisition Corporation.

99.1	Press Release dated November 23, 2022.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

†

The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Provident hereby undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request; provided, however, that Provident may request confidential treatment for any such schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2022	FRAZIER LIFESCIENCES ACQUISITION CORPORATION

	By:	/s/ Louise Kooij
	Name:	Louise Kooij
	Title:	Treasurer